EXHIBIT 99

FIRST SOUTH BANCORP, INC                           FOR IMMEDIATE RELEASE
PRESS RELEASE - October 1, 2003                    -----------------------------
                                                   For More Information Contact:
                                                   Bill Wall or Tom Vann
                                                   (252)946-4178

                            FIRST SOUTH BANCORP, INC.

                 CLOSES PLACEMENT OF TRUST PREFERRED SECURITIES

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK).

First South Bancorp, Inc. (the "Company") announced the private placement of $10,000,000 of trust preferred securities issued by its Delaware statutory trust, First South Preferred Trust I, on September 26, 2003. The securities bear interest at a rate of 2.95% over three-month LIBOR and mature in 2033. The Company will treat the issue as capital for regulatory purposes. The Company intends to use the proceeds to support future growth and for general corporate purposes.

The Company is the parent company for Fist South Bank. First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company and securities brokerage services through an affiliation with a broker/dealer. It operates through its main office headquartered in Washington, North Carolina, and has twenty-three full service branch offices located throughout central, eastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

(Nasdaq: FSBK)